Exhibit 99.2

PepsiCo Announces Pricing, Early Results and
Extension of Early Tender Payment for
Cash Tender Offers for Certain Outstanding Notes

On October 24, 2018, PepsiCo, Inc. (“PepsiCo”) announced the pricing and early results for its previously announced cash tender offers for any and all of certain series of outstanding notes made pursuant to PepsiCo’s Offer to Purchase dated October 11, 2018, which sets forth a more comprehensive description of the terms of each offer. As of 5:00 p.m., New York City time, on October 24, 2018 (the “Early Tender Time”), according to Global Bondholder Services Corporation, the depositary and information agent for the tender offers, PepsiCo had received tenders for the aggregate principal amount of each series of notes as set forth in the table below.

Title	Issuer	CUSIP No.	Principal Amount Outstanding	Principal Amount Tendered as of Early Tender Time	Reference Treasury Security	Reference Yield	Fixed Spread	Total Consideration(2)
7.29% Notes due September 15, 2026	Whitman Corporation(1)	96647KAF9	$100,000,000	$10,852,000	2.875% due Aug. 15, 2028	3.122%	50 bps	$1,249.61
7.44% Notes due September 15, 2026	Whitman Corporation(1)	96647KAG7	$25,000,000	$4,000,000	2.875% due Aug. 15, 2028	3.122%	50 bps	$1,259.82
7% Senior Notes due 2029	The Pepsi Bottling Group, Inc.(1)	713409AC4	$1,000,000,000	$352,731,000	2.875% due Aug. 15, 2028	3.122%	55 bps	$1,284.28
5.50% Notes due May 15, 2035	PepsiAmericas, Inc.(1)	71343PAC5	$250,000,000	$137,552,000	3.125% due May 15, 2048	3.342%	70 bps	$1,174.70
4.875% Senior Notes due 2040	PepsiCo, Inc.	713448BS6	$750,000,000	$408,583,000	3.125% due May 15, 2048	3.342%	75 bps	$1,112.90
5.50% Senior Notes due 2040	PepsiCo, Inc.	713448BP2	$1,000,000,000	$407,393,000	3.125% due May 15, 2048	3.342%	75 bps	$1,198.35

(1)          The current obligor for this series of notes is Pepsi-Cola Metropolitan Bottling Company, Inc. (“Metro”), a wholly owned subsidiary of PepsiCo, and this series of notes was, prior to the amendments referred to below becoming operative, guaranteed by PepsiCo.

(2)          Per $1,000 principal amount of notes tendered and accepted for purchase; excludes accrued and unpaid interest. Includes the “Early Tender Payment” of $30 per $1,000 principal amount of notes tendered at or prior to the Early Tender Time.

The table above also sets forth the applicable Reference Yield for each series of notes based on the bid-side price of the applicable Reference Treasury Security as displayed on Bloomberg reference page PX1, measured at 2:00 p.m., New York City time, on October 24, 2018, and the Total Consideration payable for each $1,000 principal amount of notes validly tendered at or prior to the Early Tender Time, assuming settlement on October 26, 2018. In addition to the Total Consideration, holders of notes tendered at or prior to the Early Tender Time and accepted for payment will receive accrued and unpaid interest from the last interest payment date for such notes to, but not including, the settlement date for such notes, which is expected to be October 26, 2018.

As part of each tender offer for a series of notes that was not issued by PepsiCo, as set forth in the table above (referred to as the “Metro Notes”), PepsiCo solicited consents to certain proposed amendments to the corresponding indentures pursuant to which such Metro Notes were issued and a proposed amendment to the PepsiCo guarantee to release the PepsiCo guarantee insofar as it applies to such Metro Notes. PepsiCo has received sufficient consents to enter into the proposed amendments for all Metro Notes, which it executed on October 24, 2018.

Previously tendered notes and any notes tendered after the Early Tender Time can no longer be withdrawn and consents can no longer be revoked as the “Withdrawal Deadline” expired at 5:00 p.m., New York City time, on October 24, 2018.

The tender offers are scheduled to expire at the “Expiration Time,” which is at 11:59 p.m., New York City time, on November 7, 2018, unless extended or earlier terminated.

The Offering Documents referred to below noted that the “Early Tender Payment” of $30 per $1,000 principal amount of notes tendered would not be paid for notes tendered after the Early Tender Time. PepsiCo announced that it has waived this provision, and instead will deliver the full Total Consideration described in the Offering Documents for notes validly tendered after the Early Tender Time and at or prior to the Expiration Time, unless extended or earlier terminated.

PepsiCo has retained BofA Merrill Lynch, Deutsche Bank Securities and J.P. Morgan to serve as dealer managers and consent solicitation agents for the tender offers and has retained Global Bondholder Services Corporation to serve as the depositary and information agent for the tender offers. Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 794-2200 (toll free) or (212) 430-3774 (for banks and brokers) or in writing at 65 Broadway — Suite 404, New York, NY 10006. Questions regarding the tender offers may be directed to either BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect), Deutsche Bank Securities at (866) 627-0391 (toll free) or (212) 250-2955 (collect) or J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-8553 (collect).

The tender offers are subject to the satisfaction of certain conditions. If any of the conditions is not satisfied, PepsiCo is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event subject to applicable laws, and may terminate or alter any or all of the tender offers.

This document is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offers are made only by and pursuant to the terms of PepsiCo’s Offer to Purchase dated October 11, 2018 and the related letters of transmittal (the “Offering Documents”) and only to such persons and in such jurisdictions as is permitted under applicable law and the information in this document is qualified by reference to the Offering Documents. None of PepsiCo, the dealer managers and consent solicitation agents or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offers. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

Cautionary Statement

Statements in this document that are “forward-looking statements,” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; changes in laws related to packaging and disposal of PepsiCo’s products; PepsiCo’s ability to compete effectively; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that could result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or disruption to the retail landscape, including rapid growth in hard discounters and the ecommerce channel; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or water scarcity, or legal, regulatory or market measures to address climate change or water scarcity; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; infringement of intellectual property rights; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:	Investors Jamie Caulfield Investor Relations 914-253-3035 jamie.caulfield@pepsico.com	Media Carrie Ratner Communications 914-253-3817 carrie.ratner@pepsico.com